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                                                                EXHIBIT 10.20(b)
                                                                ----------------

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT


     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is dated as of February 3, 1994 between Woodstream Corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. ("Fleet") in its capacities as lender and agent under the Credit Agreement (as hereinafter defined).

     WHEREAS, the Borrower is party to a credit agreement dated as of March 19, 1991 with Fleet National Bank and Algemene Bank Nederland N.V., as lenders, and Fleet National Bank, as agent, which credit agreement was modified and amended by an Amendment No. 1 to Credit Agreement dated as of December 21, 1992 among the Borrower, Fleet, as assignee of the rights and obligations of Fleet National Bank in its capacity as lender, ABN AMRO Bank N.V. ("ABN"), as successor by merger to Algemene Bank Nederland N.V., and Fleet, as assignee of the rights and obligations of Fleet National Bank in its capacity as agent (as amended, the "Credit Agreement").

     WHEREAS, the Borrower recently consummated a sale of its line of plastic sporting goods and utility case products to Doskocil Manufacturing Company, Inc. (the "Sale").

     WHEREAS, in connection with the Sale, (i) the Borrower caused a portion of the sale proceeds to be paid to ABN in satisfaction of all obligations of the Borrower to ABN under the Credit Agreement, and (ii) the Borrower released ABN from its obligations to advance additional funds to the Borrower under the Credit Agreement.

     WHEREAS, the Borrower has requested that the terms of the Credit Agreement be modified, amended and waived by Fleet to, INTER ALIA: (i) reflect that ABN is no longer a party to the Credit Agreement; (ii) permit the Borrower to pay certain proceeds from the Sale to EKCO Group, Inc. in satisfaction of certain outstanding obligations of the Borrower to EKCO Group, Inc.; (iii) reaffirm Fleet's obligation as sole remaining Lender under the Credit Agreement to advance additional funds to the Borrower; and (iv) consolidate and increase the credit facilities established by Fleet in favor of the Borrower under the Credit Agreement into a single revolving credit facility in the maximum principal amount of $7,000,000.

     NOW THEREFORE, in consideration of the foregoing premises, the Borrower and Fleet in its capacity as Agent and sole remaining Lender under the Credit Agreement, hereby agree as follows:

     A.   General Provisions
          ------------------

     1. The Term "Lenders" and "Lender" as used in the Credit Agreement shall mean Fleet in its capacity as sole remaining lender under the Credit Agreement.

     2. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

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     B.   Specific Waivers and Consents
          -----------------------------

     1. The provisions in (a) the definition of "MAXIMUM REVOLVING CREDIT AMOUNT" in Section 1.1 of the Credit Agreement (as amended by this Amendment),
(b) Section 4.1(e) of the Credit Agreement, and (c) Section 9.4 of the Credit Agreement, providing for reduction of the credit facilities and repayment of the Revolving Credit Notes as a result of certain sales or dispositions of assets, are hereby waived with respect to the Sale.

     2. The provision in Section 4.1(c) of the Credit Agreement requiring that the daily outstanding balance of the Revolving Credit Notes equal zero for not less than thirty days during each calendar year, is hereby waived for the calendar year beginning January 1, 1994 and ending December 31, 1994.

     3. The provision in Section 7.4 of the Credit Agreement requiring that the leverage ratios set forth in Section 7.4 be reduced by the proceeds of any sale or disposition of assets in excess of $500,000, is hereby waived with respect to the Sale.

     4. Fleet hereby consents to the payment by the Borrower to Ekco of certain proceeds of the Sale in satisfaction of certain outstanding obligations of the Borrower to Ekco; PROVIDED that, until such time as all outstanding mortgage obligations of Ekco to John Hancock Mutual Life Insurance Company have been repaid in full, Ekco shall cause such proceeds and all additional sums paid to Ekco by the Borrower to be applied towards the repayment of such outstanding mortgage obligations.

     C.   Amendments to the Credit Agreement
          ----------------------------------

     1. The terms "MAXIMUM REDUCING REVOLVING CREDIT", "REDUCING REVOLVING CREDIT ADVANCE", "REDUCING REVOLVING CREDIT COMMITMENT", and "REDUCING REVOLVING CREDIT NOTES" in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

     2. The definition of "MAXIMUM REVOLVING CREDIT AMOUNT" is hereby amended in Section 1.1 of the Credit Agreement in its entirety to read as follows:

          "'MAXIMUM REVOLVING CREDIT AMOUNT' shall mean $7,000,000. The Maximum Revolving Credit Amount shall be reduced by the net proceeds received by the Borrower from the sale of assets, other than assets sold in the ordinary course of business, to the extent that such proceeds received in any fiscal year of the Borrower exceed $500,000, as of the date of the receipt of such proceeds."

     3. The definition of the term "NOTES" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "'NOTES' shall mean the Revolving Credit Note."

     4. The definition of the term "REVOLVING CREDIT NOTES" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "'REVOLVING CREDIT NOTE' shall mean the Amended and Restated Revolving Credit Note dated as of March 19, 1991 issued by the Borrower in favor of Fleet in the principal sum of $7,000,000."

     5. The introductory paragraph of Article 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the


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          Lender hereby establishes a revolving credit facility (the
          "Revolving Credit") in favor of the Borrower in the principal amount of $7,000,000. The Lender's Revolving
          Credit Commitment, Maximum Commitment and Commitment
          Percentage are as follows:

                REVOLVING
                   CREDIT     MAXIMUM    COMMITMENT
               COMMITMENT    COMMITMENT  PERCENTAGE
               ----------    ----------  ----------
               $7,000,000     $7,000,000    100.00%"


     6. Section 2.1 of the Credit Agreement is hereby deleted in its entirety.

     7. Section 2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Section 2.2. THE REVOLVING CREDIT. Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to December 31, 1994 or the earlier acceleration or maturity of the Revolving Credit Note, the Lender shall make such Revolving Credit Advances to the Borrower as the Borrower may from time to time request, by notice to the Agent in accordance with
          Section 2.3, and issue letters of credit of not more than one year in length, payable upon sight drafts, provided that no Revolving Credit Advance or face amount of any letter of credit requested shall exceed an amount determined by subtracting:

               (a) the aggregate outstanding balance of all Revolving Credit Advances and face amounts of letters of credit theretofore made or issued by the Lender FROM

               (b) the Maximum Revolving Credit Amount; PROVIDED that the Agent and the Lender shall have the absolute right to refuse to make any Revolving Credit Advances or issue letters of credit for so long as there would exist any Default upon the making of such an Advance or after giving effect thereto. Concurrently with the execution of this Credit Agreement, the Borrower will execute and deliver to the Lender the Revolving Credit Note evidencing the Revolving Credit Advances.

          Subject to the foregoing limitations and the provisions of
          Article 4 and EXHIBIT E attached hereto, the Borrower shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances and letters of credit, by notice to the Agent in accordance with Section 2.3. The Revolving Credit Note shall be prepaid in accordance with Article 4 hereof. All outstanding Revolving Credit Advances and all interest accrued and unpaid thereon shall be paid in full on December 31, 1994."

     8. Section 2.3 of the Credit Agreement is hereby amended by deleting the second sentence of Section 2.3 in its entirety and replacing it with the following new sentence:

          "Each such request shall state the requested date and amount of, and the choice of interest rate to apply to, such



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          Advance, as set out in Section 2.4, and, for IBOR Rate
          Loans, the duration of the Interest Period which shall not in any event extend beyond December 31, 1994."

     9. Section 2.13 of the Credit Agreement is hereby amended by deleting the third sentence of Section 2.13 in its entirety and replacing it with the following new sentence:

          "Each Letter of Credit shall have an expiring date not more than one year from the date of issuance thereof, but in no event later than December 31, 1994."

     10. Section 7.4 of the Credit Agreement is hereby amended to reflect that the ratio of (a) total consolidated liabilities to (b) the Tangible Net Worth shall not exceed 1.85 at any time during the period from December 31, 1993 through the expiration of the Credit Agreement (as amended by this Amendment).

     11. Section 9.9(a)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(ii) The Borrower shall not pay such management fees (other than pass-through expenses) and tax sharing payments to Ekco if after giving effect thereto: (x) the sum of Net Worth and accrued management fees shall be less than $21,200,000, or (y) the sum of accrued management fees shall be less than $1,000,000; and"

     12. Section 9.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Section 9.10. EXPENDITURES FOR FIXED ASSETS. Incur expenditures for fixed assets for any calendar year in excess of (a) $4,000,000 for the year ending December 31, 1993, and (b) $2,500,000 for any subsequent year."

     D.   EXECUTION OF AMENDED AND RESTATED REVOLVING CREDIT NOTE.
The Borrower shall execute and deliver to Fleet contemporaneously with the execution and delivery of this Amendment, an original Amended and Restated Revolving Credit Note in substantially the form of Exhibit A hereto, in substitution for and replacement of that certain Revolving Credit Note issued by the Borrower in favor of Fleet National Bank in the original principal amount of $2,250,000 (the "Old Revolving Credit Note"), and upon receipt by Fleet of the original executed Amended and Restated Revolving Credit Note, the Old Revolving Credit Note shall be deemed null and void, and Fleet shall promptly return the same to the Borrower for cancellation.

     E.   Representations and Warranties.
          -------------------------------

     1. The representations and warranties of the Borrower contained in the Credit Agreement continue to be true and correct in all material respects on the date hereof, except to the extent such representations and warranties by their terms are made solely as of a prior date.

     2. The execution, delivery and performance of this Amendment, the Amended and Restated Revolving Credit Note, and all other documents delivered or to be delivered by the Borrower to Fleet (i) are within the corporate powers of the Borrower, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-laws, by its stockholders; (ii) do not require any approval or consent of, or filing with, any governmental agency or other Person and are not, in any material respect, in contravention of law or the


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terms of the charter documents or By-laws of the Borrower or any amendment thereof (except to such extent as shall have no practical adverse effect, as determined by the Lender in its sole discretion); and (iii) do not and will not (x) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by the Borrower or any of its properties are bound or affected (except to such extent as shall have no practical adverse effect, as determined by the Lender in its sole discretion), (y) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower, except as provided in the Lender Agreements, or (z) result in a material violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to the Borrower or to any of its properties (except to such extent as shall have no practical adverse effect, as determined by the Lender in its sole discretion).

     3. This Amendment, the Amended and Restated Revolving Credit Note, and all other documents executed in connection herewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     F. SCOPE OF AMENDMENT. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. The Borrower confirms that the Lender Obligations, as modified hereby, are entitled to the benefits of, and shall be secured by, the Security Documents.

     G. GOVERNING LAW. This Amendment shall be governed by and construed and enforced under the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, but giving effect to federal laws applicable to national banks.

     H. HEADINGS. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

     I. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single agreement.

     IN WITNESS WHEREOF, the Borrower and Fleet, as Lender and Agent, have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.

                              WOODSTREAM CORPORATION


                              By:    /s/ Neil R. Gordon
                                     ----------------------
                              Name:   Neil R. Gordon
                                     ----------------------
                              Title:  Treasurer
                                     ----------------------


                              FLEET BANK OF MASSACHUSETTS, N.A.,
                                in its capacities as Lender and Agent


                              By:    /s/ Peter F. Pacetti
                                     ----------------------
                              Name:   Peter F. Pacetti
                                     ----------------------
                              Title:  Senior Vice President
                                     ----------------------


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